UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2015

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2015, Gentherm Incorporated (the “Company”), together with its direct and indirect subsidiaries Gentherm GmbH, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc., and Gentherm Properties II, LLC (the “New Subsidiary”) entered into a First Amendment to the Credit Agreement (the “First Amendment”), with the lenders party thereto and Bank of America, N.A., as administrative agent.  The First Amendment amends that certain Credit Agreement, dated August 7, 2014, by and among such parties.

The First Amendment adds the New Subsidiary as a guarantor under the Credit Agreement and related security agreement, subject to an exemption for specified real property owned by such New Subsidiary (and allows permitted indebtedness and liens solely related to such real property).  The First Amendment also increases the aggregate amount of permitted indebtedness secured by only the Company’s headquarters.

The First Amendment also increases the permitted investments and indebtedness (and allows related liens and guarantees) of the Company through its subsidiaries in Macedonia, Ukraine and Vietnam.

The foregoing summary of the material terms of the First Amendment is qualified in its entirety by reference to the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of April 15, 2015, by and among Gentherm Incorporated, Gentherm GmbH, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc., Gentherm Properties II, LLC, the lenders party thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel
Date: April 16, 2015

Exhibit Index

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of April 15, 2015, by and among Gentherm Incorporated, Gentherm GmbH, Gentherm (Texas), Inc., Gentherm Canada Ltd., Global Thermoelectric Inc., Gentherm Properties II, LLC, the lenders party thereto, and Bank of America, N.A., as administrative agent.